                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333- ) of Bally Total Fitness Holding Corporation and in the related Prospectus of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding Corporation included in the Form 10-K for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP




Chicago, Illinois
March 11, 1999